UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2012

National American University Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 S. Highway 16 Rapid City, SD		57701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 10, 2012, National American University Holdings, Inc. (the “Company”) notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Company received notification from Dr. R. John Reynolds, an independent director of the Company and a member of the Company’s Audit Committee and Compensation Committee, announcing his retirement from the Company’s Board of Directors. As a result of Dr. Reynolds’ retirement, the Company’s Board of Directors (the “Board”) was no longer comprised of a majority of independent directors, as required for continued listing by NASDAQ Listing Rule 5605(b)(1). The Company further notified NASDAQ that the Board had identified a candidate to replace Dr. Reynolds and intended to appoint such candidate as a new director as soon as practicable.

On September 13, 2012, the Company notified NASDAQ that with the appointment of Mr. Jeffrey Berzina to the Board, the Company has regained compliance with NASDAQ Listing Rule 5605(b)(1). The Company also notified NASDAQ that with the retirement of Dr. Reynolds, it no longer complied with NASDAQ Listing Rule 5605(c)(2)(A), which requires an audit committee of at least three independent Board members. The Board plans to appoint an independent director to the Audit Committee as soon as practicable.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director. On September 13, 2012, the Company announced that Jeffrey Berzina has been appointed to the Company’s Board of Directors, effective September 10, 2012, to fill the vacancy created by the retirement of Director Dr. R. John Reynolds. The Board of Directors plans to discuss and make committee assignments for Mr. Berzina as soon as practicable. With the appointment of Mr. Berzina to the Company’s Board of Directors, the Company has regained compliance with NASDAQ Listing Rule 5605(b)(1).

Mr. Berzina currently serves as Vice President – Corporate Controller of Black Hills Corporation, a diversified energy company publicly traded on the New York Stock Exchange. Mr. Berzina has also held various other positions at Black Hills Corporation, including Vice President – Finance from November 2008 to May 2009, Assistant Corporate Controller from May 2004 to November 2008, and Director of Financial Reporting/Manager of Financial Reporting from July 2000 to May 2004. Mr. Berzina served as the chair of the Investment Committee and served on the Finance Committee of the Rapid City Catholic Schools from July 2009 to July 2012. Mr. Berzina received his B.A. from the University of South Dakota and has practiced as a Certified Public Accountant.

A copy of the press release announcing Mr. Berzina’s appointment to the Board is attached to this report as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release, dated September 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.

By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D.
Chief Executive Officer

Date: September 13, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 13, 2012